FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the
 Rule 10f3 Procedures)
Name of Fund:  Neuberger Berman High Yield Strategies Fund (NHS)

Name of Adviser (or SubAdviser)	 Lehman Brothers
Asset Management LLC

1.
Issuer:
Sungard Data Systems Inc. 10.625% 5/15/2015; cusip 867363AM5



2.
Date of Purchase:
September 19, 2008



3.
Underwriter from whom purchased:
Goldman, Sachs & Co.



4.
(a)  Affiliated Underwriter managing or participating in syndicate:
Lehman Brothers Inc.




(b) Other members of the underwriting syndicate (List all or you may attach the first two pages from the final prospectus): Citigroup Global Markets, Inc., Goldman,
Sachs & Co., KKR Capital Markets
LLC, Lehman Brothers, Inc.

5.
Aggregate principal amount of purchase:
7,000,000



6.
Aggregate principal amount of offering:
500,000,000



7.
Total principal amount purchased for the Fund
530,000



8.
Purchase price (net of fees and expenses):
98.852



9.
Date offering commenced:
September 19, 2008



10.
Offering price at close of first full business
day after offering commenced:
98.852



11.
Commission or Gross Spread:
	2.50	% 			 $     /unit

12.
Yield to Maturity
	10.748	%



13.
Have the following conditions been satisfied? (Please check all those that apply).

									Yes	No


(a)	The securities are (select one):
(i)	part of a Registered Offering;


(ii)	are part of an issue of Government Securities;

(iii)	are Eligible Municipal Securities;

(iv)	are securities sold in an Eligible Foreign Offering; or


(v)	are securities sold in an Eligible Rule 144A Offering?		X



									Yes	No


(b)	The securities were purchased prior to the end of the first day on which any sales were made (or if the securities were issued for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on
which the rights offering terminated)?					X


(c)	The purchase price paid was not more than the price paid by
each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an
Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of
the issuer)?								X


(d)	The responses to (a), (b), and (c) above are based upon
written statement(s) made by the issuer or a syndicate
manager, or by an underwriter or seller of the securities
through which the purchase was made?					X


(e)	The securities either are Eligible Municipal Securities, or the issuer of the securities and its predecessors have been in
continuous operation for not less than three years?			X


(f)	The underwriting was a firm commitment underwriting (if the
underwriters purchased any securities in the underwriting)?		X


(g)	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting
similar securities during the same period.  (Please also
complete the attached Comparables Form.)				X



(h)	The amount of such securities (other than those sold in an
Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR


(i)	if purchased in an Eligible Rule 144A Offering, the total
amount purchased did not exceed 25% of the total of:



	(a) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the
Securities Act of 1933, plus						X



	(b)  The principal amount of the offering of such class in any
concurrent public offering?						X


(j)	(i) No affiliated underwriter was a direct or indirect
participant in or beneficiary of the sale; OR				X


									Yes	No


(ii) With respect to the purchase of Eligible Municipal
Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.


(k)	Information has or will be timely supplied to the Funds
president and treasurer (or designee) for inclusion on SEC
Form NSAR and quarterly reports to Trustees?				X







Signature:_________________________________________


Print Name:________________________________________

Date:





RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:
SDSINC 10.625 5/15 2015 Cusip 64128C106



							Comparison # 1 			Comparison # 2
Security Name						XM Satellite Radio		Rite Aid Corp
(include cusip)						Holdings			10.375 07/15/2016
							13.00% 08/01/2013		CUSIP 767754BV5
							CUSIP 98375NAA8


Yield to Maturity					$57 to yield 30.55%		$86 to yield 13.31%

Type of Offering
(e.g., registered, 144A)				144A without Reg Rights		Registered

Date offering commenced					07/24/2008			06/30/2008

Offering Price at Issue					$89.93 to yield 16.00%
											$90.588 to yield 12.25%


Was an affiliate managing
or a member of the 					NO				NO
syndicate?
(this is not required and it is
preferable that the comparable not
include an affiliate).



Spread ($) or (%)					0.75%				2.00%


Note: Minimum of two comparisons must be completed for each purchase.